Exhibit 10.2
PROMISSORY NOTE

Cupertino, California	October 22, 2008
For value received, the undersigned, CleanTech Biofuels, Inc. (“Borrower”), hereby promises to pay to the order of World Waste Technologies, Inc. or its assigns (“Lender”), $450,000.00 together, with interest from the date hereof until this Note is fully paid, on the principal amount hereunder remaining unpaid from time to time, at such rates as set forth below. All unpaid principal hereof and any unpaid interest accruing thereon shall be due and payable on the 22nd day of July, 2009.
The principal amount outstanding under this Note shall accrue interest daily (calculated on the basis of the actual number of days elapsed over a year of 365 days) at the rate of six percent (6.00%) per annum. Upon the occurrence of an Event of Default (as defined in the Security Agreement between Borrower and Lender of even date herewith), and the expiration of any applicable grace period, the entire unpaid principal balance of this Note will bear interest at the rate of nine percent (9.00%) per annum, until such time, if any, as the Event of Default is cured. The interest payable under this Note shall in no event exceed the maximum rate permissible under applicable law. All payments on this Note (including, without limitation, any and all prepayments on this Note, and any and all proceeds applied to this Note from any foreclosure against the property that has been pledged as security for this Note) shall be applied in the following order: (i) first to the accrued and unpaid costs and expenses under the Note, (ii) then to accrued but unpaid interest, and (iii) lastly to the outstanding principal hereunder.
This Note is secured with the pledge of certain assets of Borrower pursuant to a Security Agreement of even date herewith (the “Security Agreement”). Upon the occurrence of an Event of Default under this Note or the Security Agreement, and after the lapse of any applicable period of cure, the outstanding principal balance hereunder, together with any accrued but unpaid interest, shall become immediately due and payable and without demand or notice of every kind (which are hereby expressly waived by Borrower). Borrower hereby agrees to pay all costs of collection, including reasonable attorneys’ fees, if this Note is not paid when due, whether or not legal proceedings are commenced. Presentment or other demand for payment, protest, notice of dishonor, notice of protest, notice of acceleration of maturity, or right to notice of any other kind are expressly waived by Borrower. The remedies of Lender as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, in the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise.
THIS NOTE HAS BEEN DELIVERED AND ACCEPTED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT CUPERTINO, CALIFORNIA. THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES).

Any term of this Note may be amended or modified only with the written consent of Borrower and Lender. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder and no course of dealing between Lender and Borrower shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any right under this Note shall be effective against Lender if and only if such waiver is in writing. Any waiver, express or implied, of any breach or default shall not be considered a waiver of any subsequent breach or default. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.
In Witness Whereof, Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

CLEANTECH BIOFUELS, INC.
By:
Edward P. Hennessey, President